                                                                    EXHIBIT 23.7

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reserve report dated as of December 31, 1997, and to all references to our firm appearing in the Annual Report on Form 10-K of Leviathan Gas Pipeline Partners, L.P. for the fiscal year ended December 31, 1997 incorporated by reference in this Form S-4. We also consent to the reference to us under the heading "Experts" in this Form S-4.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas

July 7, 1998